UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, DC 20549

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                                          FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                            THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (Date of earliest event reported): November 18, 2002



                                   Denny's Corporation
                   (Exact name of registrant as specified in its charter)


        Delaware                     0-18051              13-3487402
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(State or other jurisdiction  (Commission File No.)   (I.R.S.Employer
  of incorporation)                                     Identification No.)


 203 East Main Street, Spartanburg, SC                   29319-9966
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:      (864) 597-8000


Former name or former address, if changed since last report:

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Item 5. Other Events

Effective November 18, 2002, Denny's Corporation, or Denny's, closed the last of a series of privately negotiated transactions whereby Denny's and its wholly owned subsidiary, Denny's Holdings, Inc., jointly issued new 12 3/4% senior notes due 2007, or 12 3/4% Notes, in exchange for existing Denny's 11 1/4% senior notes due 2008, or 11 1/4% Notes. The new 12 3/4% Notes were issued pursuant to a tack-on provision of the indenture that governs the 12 3/4% Notes, which allows for the issuance of up to $50 million of additional 12 3/4% Notes under the same indenture. Denny's and Denny's Holdings have now issued the full $50 million amount of the 12 3/4% Notes issuable under the tack-on provision of the indenture in exchange for an aggregate $62.5 million principal amount of 11 1/4% Notes. As a result, Denny's now expects to record a gain of approximately $14 million in the fourth quarter of 2002. The Company now has $379.0 million aggregate principal amount of 11 1/4% Notes outstanding along with $120.4 million aggregate principal amount of 12 3/4% Notes.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        DENNY'S CORPORATION




Date:    November 22, 2002                   By:       /s/ Rhonda J. Parish
                                                       ------------------------
                                                       Rhonda J. Parish
                                                       Executive Vice President,
                                                       General Counsel and
                                                         Secretary